================================================================================



                      MASTER LOAN AND SECURITY AGREEMENT


                        ------------------------------


                         Dated as of November 18, 1997


                        ------------------------------


                        NEW CENTURY MORTGAGE CORPORATION

                                  as Borrower

                                      and


                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                   as Lender



================================================================================

                               TABLE OF CONTENTS

RECITALS

SECTION 1       Definitions and Accounting Matters....................................   1
   1.01      Certain Defined Terms....................................................   1
   1.02      Accounting Terms and Determinations......................................  14

SECTION2        Advances, Note and Prepayments........................................  14
   2.01      Advances.................................................................  14
   2.02      Notes....................................................................  14
   2.03      Procedure for Borrowing..................................................  15
   2.04      Repayment of Advances; Interest..........................................  15
   2.05      Limitation on Types of Advances; Illegality..............................  16
   2.06      Determination of Borrowing Base; Mandatory Prepayments or Pledge.........  16
   2.07      Optional Prepayments.....................................................  17
   2.08      Requirements of law......................................................  17
   2.09      Purposes of Advances.....................................................  18
   2.10      Taxes....................................................................  18
   2.11      Extension of Termination Date............................................  19

SECTION 3       Payments; Computations; Etc...........................................  19
   3.01      Payments.................................................................  19
   3.02      Computations.............................................................  20

SECTION 4       Collateral Security...................................................  20
   4.01      Collateral; Security Interest............................................  20
   4.02      Further Documentation....................................................  21
   4.03      Changes in Locations, Name, etc..........................................  21
   4.04      Lender's Appointment as Attorney-in-Fact.................................  21
   4.05      Performance by Lender of Borrower's Obligations..........................  23
   4.06      Proceeds.................................................................  23
   4.07      Remedies.................................................................  23
   4.08      Limitation on Duties Regarding Presentation of Collateral................  24
   4.09      Powers Coupled with an Interest..........................................  24
   4.10      Release of Security Interest.............................................  24

SECTION 5       Conditions Precedent..................................................  24
   5.01      Initial Advance,.........................................................  24
   5.02      Initial and Subsequent Advances..........................................  26

SECTION 6       Representations and Warranties........................................  28
   6.01       Financial Condition.....................................................  28
   6.02       No Change...............................................................  28
   6.03       Corporate Existence; Compliance with Law................................  28
   6.04       Corporate Power; Authorization; Enforceable Obligations.................  28
   6.05       No Legal Bar............................................................  29

   6.06       No Material Litigation..................................................  29
   6.07       No Default..............................................................  29
   6.08       Collateral; Collateral Security.........................................  29
   6.09       Chief Executive Office..................................................  30
   6.10       Location of Books and Records...........................................  30
   6.11       Burdensome Restrictions.................................................  30
   6.12       Taxes...................................................................  30
   6.13       Margin Regulations......................................................  30
   6.14       Investment Company Act; Other Regulations...............................  30
   6.15       Subsidiaries............................................................  30
   6.16       Origination and Acquisition of Mortgage Loans...........................  30
   6.17       No Adverse Selection....................................................  31
   6.18       Borrower Solvent; Fraudulent Conveyance.................................
   6.19       ERISA...................................................................  31
   6.20       True and Complete Disclosure............................................  31
   6.21       Relevant States.........................................................  31
   6.22       True Sales..............................................................  32

SECTION 7       Covenants of the Borrower.............................................  32
   7.01       Financial Statements....................................................  32
   7.02       Existence, Etc..........................................................  32
   7.03       Maintenance of Property; Insurance......................................  33
   7.04       Notices.................................................................  33
   7.05       Other Information.......................................................  34
   7.06       Further Identification of Collateral....................................  34
   7.07       Mortgage Loan Determined to be Defective................................  34
   7.08       Monthly Reporting.......................................................  34
   7.09       Financial Condition Covenants...........................................  34
   7.10       Borrowing Base Deficiency...............................................  35
   7.11       Prohibition on Fundamental Changes......................................  35
   7.12       Limitation on Liens on Collateral ......................................  35
   7.13       Limitation on Sale or Other Disposal of Collateral......................  35
   7.14       Limitation on Transactions with Affiliates..............................  35
   7.15       Underwriting Guidelines.................................................  35
   7.16       Limitations on Modifications, Waivers and Extensions of Mortgage Loans..  36
   7.17       Servicing...............................................................  36
   7.18       Limitation on Distributions.............................................  36
   7.19       Use of Proceeds.........................................................  36
   7.20       Restricted Payments.....................................................  36

SECTION 8       Events of Default.....................................................  36

SECTION 9       Remedies Upon Default

SECTION 10      No Duty of Lender.....................................................  39

SECTION 11      Miscellaneous.........................................................  39
   11.01      Waiver..................................................................  39
   11.02      Notices.................................................................  40

   11.03     Indemnification and Expenses.............................................  40
   11.04     Amendments...............................................................  41
   11.05     Successors and Assigns...................................................  41
   11.06     Survival.................................................................  41
   11.07     Captions.................................................................  41
   11.08     Counterparts.............................................................  41
   11.09     Governing Law, Etc.......................................................  41
   11.10     Submission To Jurisdiction; Waivers......................................  41
   11.11     Waiver Of Jury Trial.....................................................  42
   11.12     Acknowledgments..........................................................  42
   11.13     Hypothecation and Pledge of Collateral...................................  42
   11.14     Assignments, Participations..............................................  42
   11.15     Servicing................................................................  43
   11.16     Periodic Due Diligence Review............................................  44
   11.17     Set-Off..................................................................  45

SCHEDULES
---------
      SCHEDULE 1 Representations and Warranties re: Mortgage Loans
      SCHEDULE 2 Filing Jurisdictions and Offices
      SCHEDULE 3 Subsidiaries
      SCHEDULE 4 Litigation
      SCHEDULE 5 Relevant Stares

EXHIBITS
--------
      EXHIBIT A Form of Promissory Note
      EXHIBIT B Form of Custodial Agreement
      EXHIBIT C Form of Opinion of Counsel to Borrower
      EXHIBIT D Form of Notice of Borrowing and Pledge
      EXHIBIT E Underwriting Guidelines
      EXHIBIT F Form of Blocked Account Agreement
      EXHIBIT G Form of Data Edit Sheet (Funding Date)
      EXHIBIT H Form of Borrowing Base Certificate
      EXHIBIT I Form of Remittance Report

                       MASTER LOAN AND SECURITY AGREEMENT

           MASTER LOAN AND SECURITY AGREEMENT, dated as of November 18, 1997, between NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Borrower"), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware
   --------
  corporation (the "Lender").
                    ------
                                    RECITALS

           The Borrower wishes to obtain financing from time to time to provide interim funding for the origination and acquisition of certain Mortgage Loan (as defined herein), which Mortgage Loans are to be sold or contributed by the Borrower to one or more trusts or other entities to be sponsored by the Borrower or an Affiliate (as defined herein) thereof, or to third-parties with the consent of the Lender, and which Mortgage Loans shall secure Advances (as defined herein) to be made by the Lender hereunder.

           The Lender has agreed, subject to the terms and conditions of this Loan Agreement (as defined herein), to provide such financing to the Borrower, with a portion of the proceeds of the sale of all mortgage-backed securities issued by any such trust or other entity, together with a portion of the proceeds of any permitted whole loan sales, together with other funds of the Borrower, if necessary, being used to repay any Advances made hereunder as more particularly described herein.

           Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           SECTION 1 Definitions and Accounting Matters.
                     ----------------------------------

           1.01 Certain Defined Terms. As used herein, the following terms
                ---------------------
  shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):
                                       ---- -----

           "Accepted Servicing Practices" shall have the meaning assigned
            ----------------------------
  thereto in Section 11.15(a) hereof.

           "Advance" shall have the meaning provided in Section 2.01 hereof.
            -------

           "Affiliate" means, with respect to any Person, any other Person
            ---------
  which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

           "Affiliate Guaranty" shall mean that certain Affiliate Guaranty dated
            ------------------
as of the date hereof, made by New Century Financial Corporation in favor of the Lender, as amended from time to time.

           "Applicable Margin" shall mean, with respect to Advances that are
            -----------------
  Tranche A Advances, Tranche B Advances and Tranche C Advances, respectively, the applicable rate per annum set forth below:

           Tranche A Advances.......................          1.25%
           Tranche B Advances.......................          1.75%
           Tranche C Advances.......................          2.50%

           "Appraised Value" shall mean the value set forth in an appraisal made
            ---------------
  in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

           "Attorney Bailee Letter" shall have the meaning assigned to such
            ----------------------
  term in the Custodial Agreement.

           "Bankruptcy Code" shall mean the United States Bankruptcy Code of
            ---------------
  1978, as amended from time to time.

           "Blocked Account" shall mean any bank account subject to a Blocked
            ---------------
  Account Agreement.

           "Blocked Account Agreement" shall mean the agreement between the
            -------------------------
  Servicer and the Lender substantially in the form of Exhibit F, attached
                                                       ---------
  hereto.

           "Borrower" shall have the meaning provided in the heading hereof.
            --------

           "Borrowing Base" shall mean the aggregate Collateral Value of all
            --------------
  Eligible Mortgage Loans that have been, and remain, pledged to the Lender hereunder.

           "Borrowing Base Deficiency" shall have the meaning provided in
            -------------------------
  Section 2.06 hereof.

           "Business Day" shall mean any day other than (i) a Saturday or Sunday
            ------------
  or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

           "Cash Equivalents" shall mean (a) securities with maturities of 90
            ----------------
  days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,O00,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or
                                                                       ---
  P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's")
                                                                     -------
  and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

             "Change of Control" shall mean either (i) two of any of the
              -----------------
   following four individuals are no longer employed by either Loan Party or an Affiliate thereof: Brad Morrice, Steve Holder, Robert Cole and Ed Gotschall, or (ii) there occurs a change of "control" of either Loan Party as such term is defined in the Securities Exchange Act of 1934, as amended.

             "Code" shall mean the Internal Revenue Code of 1986, as amended
              ----
   from time to time.

             "Collateral" shall have the meaning provided in Section 4.01(b)
              ----------
   hereof.

             "Collateral Value" shall mean with respect to each Eligible
              ----------------
   Mortgage Loan that is:

             (a) a Core Mortgage Loan, the lesser of (i) the Market Value of such Core Mortgage Loan and (ii) 103% of the Par Amount of such Core Mortgage Loan; provided, however, the Lender shall provide notice to the Borrower and the Borrower's other warehouse lender, First Bank National Association, at the following address: First Bank National Association, Mortgage Banking Services Division, First Bank Place MPFP 0801, 601 Second Avenue South, Minneapolis, Minn. 55402, Attention: Edwin D. Jenkins, Phone: (612) 973-0588,
   Fax: (612) 973-0826, in the event that clause (i) is less than clause (ii);

             (b) a Jumbo Mortgage Loan, the lesser of (i) 95% of the Market Value of such Jumbo Mortgage Loan and (ii) the Par Amount of such Jumbo Mortgage Loan; provided, however, the Lender shall provide Notice to the Borrower and the Borrower's other warehouse lender, First Bank National Association, at the following address: First Bank National Association, Mortgage Banking Services Division, First Bank Place MPFP 0801, 601 Second Avenue South, Minneapolis, Minn. 55402, Attention: Edwin D. Jenkins, Phone:
   (612) 973-0588, Fax: (612) 973-0826, in the event that clause (i) is less than clause (ii); and

             (c) a Non-Conforming Mortgage Loan, the lesser of (i) the Market Value of such Non-Conforming Mortgage Loan and (ii) the percentage of the Par Amount of such Non-Conforming Mortgage Loan set forth below corresponding to the number of days since such Non-Conforming Mortgage Loan first became a "Non-Conforming Mortgage Loan" hereunder; provided, however, the Lender shall provide notice to the Borrower and the Borrower's other warehouse lender, First Bank National Association, at the following address: First Bank National Association, Mortgage Banking Services Division, First Bank Place MPFP 0801, 601 Second Avenue South, Minneapolis, Minn. 55402, Attention:
   Edwin D. Jenkins, Phone: (612) 973-0588, Fax: (612) 973-0826, in the event that clause (i) is less than clause (ii):

        Number of Days                 Percentage
-------------------------------------------------
             Less than 30 days                80
-------------------------------------------------
 30 days or more but less than 6o days        80
-------------------------------------------------
 60 days or more but less than 90 days        60
-------------------------------------------------
 90 days or more but less than 120 days       40
-------------------------------------------------
120 days or more but less than 150 days       20
-------------------------------------------------
             150 days or more                  0
-------------------------------------------------

provided that, in all events the additional limitations on Collateral Value set forth below shall apply:

     (i) the aggregate Collateral Value of Jumbo Mortgage Loans may not at any one time exceed $10,000,000;


     (ii) the aggregate Collateral Value of Non-Conforming Mortgage Loans may not at any one time exceed $10,000,000;

     (iii) the aggregate Collateral Value of Core Mortgage Loans that are Second Lien Mortgage Loans may not at any one time exceed $20,000,000:

     (iv)    the Collateral Value shall be zero for each Eligible Mortgage
                                           ----
Loan:

             (A) which is thirty (30) days or more delinquent in respect of the first Monthly Payment, except for Subsequent Non-Conforming Mortgage Loans;

             (B) which is sixty (60) days or more delinquent in respect of any Monthly Payment (other than the first Monthly Payment), except for Subsequent Non-Conforming Mortgage Loans;'

             (C) (a) that is a Core Mortgage Loan, a Jumbo Mortgage Loan or an Initial Non-Conforming Mortgage Loan in respect of which 150 days or more have passed since such Eligible Mortgage Loan was first pledged to the Lender hereunder and, (b) that is a Subsequent Non-Conforming Mortgage Loan in respect of which 150 days have passed since such Subsequent Non-Conforming Mortgage Loan first became a "Non-Conforming Mortgage Loan" hereunder;

             (D) which has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to any Person other than the Lender or its bailee for a period in excess of fifteen (15) calendar days;

             (E) which has been released from the possession of the Custodian
     (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

               (F) in respect of which (1) the related Mortgaged Property is the subject of a foreclosure proceeding or (2) the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

               (G) as to which (i) the related Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (ii) such Mortgage, is not a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property;

               (H) which the Leader determines, in its reasonable discretion, that such Eligible Mortgage Loan is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

               (I)  which has a Material Exception with respect thereto; or

               (J) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
  incorporated, which is under common control with either Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes either Loan Party and which is treated as a single employer under Section 414 of the Code.

          "Contractual Obligation" shall mean as to any Person, any provision
           ----------------------
  of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

          "Core Mortgage Loan" shall mean a First Lien Mortgage Loan or a
           ------------------
  Second Lien Mortgage Loan which has been originated in accordance with the Underwriting Guidelines and as to which the representations and warranties set forth on Schedule 1 hereof are true and correct.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of
           -------------------
the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented
               ---------
and in effect from time to time.

          "Custodian" shall mean First Trust National Association, as custodian
           ---------
under the Custodial Agreement and its successors and permitted assigns thereunder.

          "Data Edit Sheet" shall mean a Data Edit Sheet in the form attached
           ---------------
as Exhibit G.
------------

          "Default" shall mean an Event of Default or an event that with notice
           -------
  or lapse of time or both would become an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
  America.

           "Due Diligence Review" shall mean the performance by the Lender of
            --------------------
 any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans or the Borrower or related parties, as desired by the Lender from time to time.

           "Effective Date" shall mean the date upon which the conditions
            --------------
 precedent set forth in Section 5.01 shall have been satisfied.

           "Eligible Mortgage Loan" shall mean a Mortgage Loan that is a Core
            ----------------------
  Mortgage Loan, a Jumbo Mortgage Loan, or a Non-Conforming Mortgage Loan.

           "ERISA" shall mean the Employee Retirement Income Security Act of
            -----
 1974, as amended from time to time.

           "ERISA Affiliate" shall mean any corporation or trade or business
            ---------------
 that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
 Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Loan Party is a member.

           "Event of Default" shall have the meaning provided in Section 8
            ----------------
hereof.

           "Exception" shall have the meaning assigned thereto in the Custodial
            ---------
Agreement.

           "Exception Report" shall mean the exception report prepared by the
            ----------------
Custodian pursuant to the Custodial Agreement.

           "Federal Funds Rate" shall mean, for any day, the weighted average of
            ------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

           "First Lien Mortgage Loan" shall mean an Eligible Mortgage Loan
            ------------------------
secured by the lien on the Mortgaged Property, subject to no prior liens on such Mortgaged Property other than Permitted Exceptions.

           "Funding Date" shall mean the date on which an Advance is made
            ------------
hereunder.

           "GAAP" shall mean generally accepted accounting principles as in
            ----
effect from time to time in the United States of America.

           "Governmental Authority" shall mean any nation or government, any
            ----------------------
state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Loan Party, any of its Subsidiaries or any of its properties.

           "Guarantee Obligation" as to any Person (the "guaranteeing
            --------------------                         ------------
   person"), shall mean any obligation of (a) the guaranteeing person or (b)
   ------
   another Person (including, without limitation, any
bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                           -------------------
(the "primary obligor") in any manner, whether directly or indirectly,
      ---------------
including, without limitation, any obligation of such guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a
                     ---------       ----------
correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Loan Party in good faith.

            "Guarantor" shall mean New Century Financial Corporation.
             ---------

            "HUD" shall mean the Department of Housing and Urban Development, or
             ---
any federal agency or official thereof which may from time to time succeed to the functions thereof.

            "Indebtedness" shall mean, of any Person at any date, without
             ------------
duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Indemnified Party" shall have the meaning provided in Section 11.03
             -----------------
hereof.

            "Initial Non-Conforming Mortgage Loan" shall mean a Mortgage Loan
             ------------------------------------
that, on the day such Mortgage Loan was first pledged to the Lender hereunder, fails to conform to the Underwriting Guidelines but as to which all representation and warranties contained in Schedule 1 (other than representation
(w)) are true and correct, and which is otherwise acceptable to the Lender in its sole discretion.

            "Interest Period" shall mean, with respect to any Advance, (i)
             ---------------
initially, the period commencing on the Funding Dare with respect to such Advance and ending on the calendar day prior to the Payment Date of the next succeeding month and (ii) thereafter, each period commencing on the

Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

            "Investment Common Act" shall mean the Investment Company Act of
             ---------------------
1940, as amended.

            "Jumbo Mortgage Loan" shall mean a First Lien Mortgage Loan with a
             -------------------
Par Amount which is at least $500,000 but no greater than $750,000 (unless expressly approved in writing by the Lender), which has been originated in accordance with the Underwriting Guidelines (except that the Par Amount is greater than $500,000), and as to which the representations and warranties set forth on Schedule 1 hereof are true and correct.

            "Lender" shall have the meaning provided in the heading hereof.
             ------

            "Loan Party" shall mean the collective reference to the Borrower and
             ----------
the Guarantor.

            "LIBO Base Rate" shall mean for any Advance, with respect to each
             --------------
day during each Interest Period pertaining to such Advance, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen is one-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Advances to be outstanding on such day.

            "LIBO Rate" shall mean with respect to each day during each interest
             ---------
Period pertaining to an Advance, a rate per annum determined by the Lender in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                LIBO Base Rate
                  ------------------------------------------
                       1.00 - LIBO Reserve Requirements

            "LIBO Reserve Requirements" shall mean for any interest Period for
             -------------------------
any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.


            "Lien" shall mean any mortgage, lien, pledge, charge, security
             ----
interest or similar encumbrance.

            "Loan Agreement" shall mean this Master Loan and Security Agreement,
             --------------
as the same may be amended, supplemented or otherwise modified from time to time.

          "Loan Documents" shall mean, collectively, this Loan Agreement, the
           --------------
Note, the Custodial Agreement, and the Affiliate Guaranty.

          "Loan-to-Value Ratio" or "LTV" shall mean with respect to any Mortgage
           ----------------------------
Loan, the ratio of (a) the Par Amount of the Mortgage Loan as of the date of origination (unless otherwise indicated) to (b) the Appraised Value of the Mortgaged Property or if the Mortgage Loan was made in connection with the purchase of the related Mortgaged Property, the lesser of the Appraised Value and the sales price of such property.

          "Market Value" shall mean, with respect to any Mortgage Loan, the
           ------------
price at which such Mortgage Loan could be sold to a third-party, as determined by the Lender in its sole discretion (exercised in good faith).

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, property, business, condition (financial or otherwise) or prospects of either Loan Party, (b) the ability of either Loan Party to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.

          "Material Exception" shall mean, with respect to any Mortgage Loan,
           ------------------
any Exception listed on the Exception Report consisting of the absence from the Mortgage File, or deficiency in respect of, any of the Mortgage Loan Documents set forth in Section 2(I)(a), 2(I)(c), 2(I)(d), 2(I)(e), 2(I)(f), or 2(I)(g) of
the Custodial Agreement.

          "Maximum Credit" shall mean $250,000,000.
           --------------

          "Monthly Payment" means the scheduled monthly payment of principal and
           ---------------
interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

          "Mortgage" shall mean the mortgage, deed of trust or other instrument
           --------
securing a Mortgage Note, which creates a first or second lien on the fee simple in real property securing the Mortgage Note.

          "Mortgage File" shall have the meaning assigned thereto in the
           -------------
Custodial Agreement.

          "Mortgage Interest Rate" means the annual rate of interest borne on a
           ----------------------
Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

          "Mortgage Loan" shall mean a mortgage loan which the Custodian has
           -------------
been instructed to hold for the Lender pursuant to the Custodial Agreement, and which mortgage loan includes, without limitation (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.


          "Mortgage Loan Documents" shall mean, with respect to a Mortgage
           -----------------------
Loan, the documents comprising the Mortgage File for such Mortgage Loan.

          "Mortgage Loan Schedule" shall mean a schedule of Mortgage Loans
           ----------------------
containing the following information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof: (i) the Borrower's Mortgage Loan number; (ii) the Mortgagor's name and the street address; (iii) the current principal balance; (iv) the original principal amount with respect to any Mortgage Loan originated by the Borrower and the principal amount purchased by the Borrower with respect to a Mortgage Loan acquired by the Borrower with respect to a Mortgage Loan acquired by the Borrower subsequent to its origination; (v) the combined LTV as of the date of the origination of the related Mortgage Loan; (vi) the paid through date; (vii) the mortgage interest rate; (viii) the final maturity date under the Mortgage Note; (ix) the Monthly Payment; (x) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan; (xi) such other information as shall be mutually agreed upon by Borrower and Lender; and (xii) the Qualified Originator that originated the Mortgage Loan.

          "Mortgage Loan Tape" shall mean a computer-readable magnetic tape
           ------------------
containing the information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof.

          "Mortgage Note" shall mean the original executed promissory note or
           -------------
other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

          "Mortgage Property" shall mean the real property (including all
           -----------------
improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagor" shall mean the obligor on a Mortgage Note.
           ---------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "Net Worth" shall mean, with respect to any Person, the excess of
           ---------
total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

          "Non-Conforming Mortgage Loan" shall mean either an Initial
           ----------------------------
Non-Conforming Mortgage Loan or a Subsequent Non-Conforming Mortgage Loan.

          "Non-Excluded Taxes" shall have the meaning provided in Section 2.09
           ------------------
hereof.

          "Note" shall mean the promissory note provided for by Section 2.02(a)
           ----
hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing and Pledge" shall have the meaning provided in
           ------------------------------
Section 2.03(a) hereof.

          "Par Amount" shall mean, in respect of a Mortgage Loan at any time,
           ----------
the outstanding principal balance of such Mortgage Loan at such time.

          "Participants" shall have the meaning set forth in Section 11.114(b)
           ------------
hereof.

          "Payment Date" shall mean the tenth day of each calendar month, or if
           ------------
such day is not a Business Day, the next succeeding Business Day.

          "Payoff" shall mean, with respect to any Mortgage Loan, repayment by
           ------
the applicable Mortgagor of all outstanding principal thereunder together with all interest accrued thereon to the date of such repayment and any penalty or premium thereon.

          "Payoff Proceeds" shall mean, with respect to any Mortgage Loan, all
           ---------------
funds received from the applicable Mortgagor in connection with a Payoff.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Exceptions" shall mean the exceptions to lien priority
           --------------------
including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered In the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan
           ----
which is covered by ERISA and in respect of which either Loan Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.


          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus (a) the interest rate otherwise applicable to such Advance or other amount,
----
or (b) if no interest rate is otherwise applicable, the LIBO Rate.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Qualified Originator" shall mean (a) the Borrower and (b) any other
           --------------------
originator of Mortgage Loans acceptable to the Lender.

          "Regulations G, T, U and X" shall mean Regulations G, T, U and X of
           -------------------------
the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Relevant States" shall have the meaning provided in Section 6.21
           ---------------
hereof.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .l9 or .20 of PBGC Reg.
(S)2615.

          "Responsible Officer" shall mean, as to any Person, the chief
           -------------------
executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is
                        --------
unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Lender to its reasonable satisfaction.

          "Restricted Payments" shall mean with respect to any Person,
           -------------------
collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

          "Requirement of Law" shall mean as to any Person, the certificate
           ------------------
of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty; rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan
           -------------------------
secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

          "Secured Obligations" shall mean the unpaid principal amount of, and
           -------------------
interest on the Advances, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith, or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms hereof or thereof) or otherwise. For purposes hereof, "interest" shall include, without limitation, intact accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "Securitization Letter" shall mean that certain letter agreement by
           ---------------------
and among Borrower, Lender, and Greenwich Capital Markets, Inc., dated the date hereof, outlining rights and obligations with respect to subsequent securitizations of Mortgage Loans subject to this Loan Agreement from time to time.

          "Servicer" shall mean Comerica Mortgage Corporation, the Borrower or
           --------
any other Servicer acceptable to the Lender in its sole discretion.

          "Servicing Agreement" shall mean that certain servicing agreement
           -------------------
between Comerica and the Borrower dated of September 15, 1997, or any other Servicing Agreement acceptable to the Lender in its sole discretion.

          "Servicing Records" shall have the meaning provided in Section
           -----------------
11.15(b) hereof.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "Subsequent Non-Conforming Mortgage Loan" shall mean a Non-Conforming
           --------------------------------------
Mortgage Loan that was a Core Mortgage Loan or a Jumbo Mortgage Loan on the day such Mortgage Loan was first pledged to the Lender hereunder, and that would qualify as a Core Mortgage Loan or a Jumbo Mortgage Loan but for the fact that it is now in excess of fifty-nine (59) days delinquent or thirty (30) days or more delinquent in respect of the first Monthly Payment.

          "Subsidiary" shall mean, with respect to any Person, any other Person
           ----------
of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tangible Net Worth" shall mean, with respect to any Person, as of any
           ------------------
date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

          "Termination Date" shall mean March 31, 1998, or such earlier date on
           ----------------
which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law, as same may be extended in accordance with
Section 2.11 hereof.

          "Tranche A Advances" shall mean Advances so long as, and to the extent
           ------------------
that, they are secured by Core Mortgage Loans.

          "Tranche B Advances" shall mean Advances so long as, and to the extent
           ------------------
that, they are secured by Jumbo Mortgage Loans.

          "Tranche C Advances" shall mean Advances so long as, and to the
           -------------------
extent that, they are secured by Non-Conforming Mortgage Loans.

          "Transmittal Letter" shall have the meaning assigned to such term
           ------------------
in the Custodial Agreement.

          "Trust Receipt" shall have the meaning assigned to such term in the
           -------------
Custodial Agreement.

          "Underwriting Guidelines" shall mean the underwriting guidelines
           -----------------------
attached as Exhibit E hereto, as amended from time to time in accordance with
            ---------
Section 7.15

          "Uniform Commercial Code" shall mean the Uniform Commerical Code as in
           -----------------------
effect on the date hereof in the State of New York; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect or perfection or non-perfection.

          1.02 Accounting Terms and Determinations.  Except as otherwise
               -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

          SECTION 2 Advances. Note and Prepayments.
                    ------------------------------

          2.01 Advances. Subject to the terms and conditions of this Loan
               --------
Agreement, the Lender agrees to make loans (individually, an "Advance";
                                                              -------
collectively, the "Advances") to the Borrower, from time to time on any
                   ---------
Business Day from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit, and (ii) the Borrowing Base at such time. Subject to the terms and conditions of this Loan Agreement, the Borrower may borrow, repay and reborrow hereunder.

          2.02 Notes.
               -----

          (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto
                                                             ---------
(the "Note"), dated the date hereof, payable to the Lender in a principal amount
      ----
equal to the amount of the Maximum Credit and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

          (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to
                                  --------
make any such recordation or endorsement shall nor affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the
Note in respect of the Advances.

          2.03  Procedure for Borrowing.
                -----------------------

          (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Tape, and an irrevocable written Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and
                             ---------            -----------------------
Pledge"), appropriately completed, which Notice of Borrowing and Pledge must be
------
received by the Lender, with a copy to the Custodian, prior to 10:00 am., New York City time, at least two (2) Business Days prior to the requested Funding Date; provided that the Lender shall be under no obligation to make an Advance more than once in any given week. Such Notice of Borrowing and Pledge shall (i) contain the amount of the requested Advance, which shall in all events be at least equal to $1,000,000, to be made on such Funding Date (setting forth the amount of the Advance allocable to each Mortgage Loan set forth on the attached Mortgage Loan Schedule). (ii) specify the requested Funding Date, which shall be not earlier than the second Business Day following the date of such Notice of Borrowing and Pledge, and (iii) contain (by attachment) such other information reasonably requested by the Lender from time to time.

          (b) The Borrower shall deliver (or cause to be delivered) and release to the Custodian no later than 10:00 a.m., New York City time, two (2) Business Days prior to the requested Funding Date, a complete Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.


          (c) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrower, no later 1:00 p.m., New York City time, on a Funding Date, a Trust Receipt in respect of all Mortgage Loans pledged to the Lender on such Funding Date and an Exception Report in respect of all Mortgage Loans so pledged to the Lender. Subject to Section 5 hereof, such Advance will then be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date) the aggregate amount of such Advance in immediately available funds.

          2.04  Repayment of Advances: Interest.
                -------------------------------

          (a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances.

          (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the Funding Date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable
                                                         ----
Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable monthly on each Payment Date and on the Termination Date. Notwithstanding the foregoing, interest accruing at the Post-Default Rate shall be payable to the Lender on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

          2.05   Limitation on Types of Advances: Illegality.  Anything herein
                 -------------------------------------------
to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

          (a) the Lender determines, which determination shall be conclusive; that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

          (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

          (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Advances, and the Borrower shall, at its option, either prepay all such Advances as may be outstanding or pay interest on such Advances at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin; provided, however that in the case of clause (b) above, if the Borrower decides to pay interest on such Advances at the new rate, the Advances shall accrue interest at the prior rate until five (5) days after the Borrower receives notice from the Lender of such new interest rate.

          2.06   Determination of Borrowing Base: Mandatory Prepayments or
                 ---------------------------------------------------------
Pledge.
------

          (a) If at any time the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as
                                        -------------------------
determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than one (1) Business Day after receipt of such notice, at the option of the Borrower, either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans to the Lender (which shall be in all respects acceptable to the Lender), such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          (b) On the ninth day of each month (or if such day is not a Business Day, the next succeeding Business Day), the Lender (or the Borrower if the Borrower and the Lender shall mutually agree) shall calculate and deliver a Borrowing Base Certificate in the form attached hereto as Exhibit H, such
                                                          ---------
certificate to be based on the principal balance of the Mortgage Loans as of the last calendar day of the prior month. In the event that such Borrowing Base Certificate indicates that a Borrowing Base Deficiency exists, the Borrower shall on the following Payment Date either prepay the Advances in part or in whole or pledge additional Eligible Mortgages Loan to the Lender (which shall be in all respects acceptable to the Lender), such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          2.07   Optional Prepayments.
                 --------------------

          (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay a Advance in whole or in part from any source, the Borrower shall give two (2) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

          (b) If the Borrower makes a prepayment of the Advances on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the reemployment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment to the last day of the Interest Period(s) then in effect for such Advances over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds not utilized by reason of such payment for such period. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

          2.08   Requirements of Law.
                 -------------------

          (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date thereof:

          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Advances or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

          (iii)  shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable, commencing five (5) days following receipt of notice thereof from the Lender.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

          2.09   Purposes of Advances.  Each Advance shall be used to finance
                 --------------------
the origination or purchase of Eligible Mortgage Loans identified to the Lender in writing on each Mortgage Loan Schedule, as such Mortgage Loan Schedule may be amended from time to time.

          2.10   Taxes.
                 -----

          (a) All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded
                                                                    ------------
Taxes") are required to be withheld from any amounts payable to the Lender
-----
hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement; provided, however,
                                                          --------  -------
that the Borrower shall not be required to increase any such amounts payable to the Lender that is not organized under the laws of the United States of America or a state thereof if the Lender fails to comply with the requirements of clause
(b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Advances and all other amounts payable hereunder.

          (b) If the Lender hereunder (or an assignee or participant that acquires an interest hereunder in accordance with Section 11.14 hereof) that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Borrower (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224. or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W -9, or successor app1icable form, as the case may be;

          (ii) deliver to the Borrower two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Loan Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section
11.14 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a participant, such participant shall furnish all
--------
such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.11   Extension of Termination Date. At the request of the Borrower,
                 -----------------------------
at least thirty (30) days prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date for a period of 364 days by giving written notice of such extension to the Borrower no later than twenty
(20) days, but in no event earlier than thirty (30) days, prior to the then current Termination Date.

          SECTION 3    Payments: Computations: Etc.
                       ----------------------------

          3.01   Payments.
                 --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Greenwich Capital Financial Products, Inc., For the A/C of New Century Mortgage Corporation, Attn: Jim Glover, at Chase Manhattan Bank, N.A., Account # 140095961, ABA # 021000021 not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

          (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business

Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          3.02   Computations. Interest on the Advances shall be computed on the
                 ------------
basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          SECTION 4      Collateral Security.
                         -------------------

          4.01   Collateral; Security Interest.
                 -----------------------------

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver Trust Receipts to the Lender each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any Exceptions in such Mortgage Loan Documents as so reviewed in the Exception Reports.

          (b) Each of the following items of property is hereinafter referred to as the "Collateral":
           ----------

          (i) all Mortgage Loans identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Custodian from time to time ;

          (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records, Servicing Agreements, servicing rights, and any other collateral pledged or otherwise relating to such Mortgage Loan, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

          (iii) all mortgage guaranties and insurance relating to such Mortgage Loans (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to such Mortgage Loans and all claims and payments thereunder;

          (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

          (v) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

          (vi) all Blocked Accounts and the balance from time to time standing to the credit of Blocked Accounts and all rights with respect thereto;

          (vii) all collateral, however defined, under any other agreement between the Borrower or any of its Affiliates on the one hand and the Lender or any of its Affilitates on the other hand;

       (viii) all "accounts", "chattel paper" and "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

       (ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

       (c) The Borrower hereby pledges to the Lender, and grants a security interest in favor of the Lender in, all of the Borrower's right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the Secured Obligations. The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

       4.02   Further Documentation. At any time and from time to time, upon
              ---------------------
the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

       4.03   Changes in Locations, Name, etc. The Borrower shall not (i)
              -------------------------------
change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

       4.04   Lender's Appointment as Attorney-in-Fact.
              ----------------------------------------

       (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

       (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such money due under any such mortgage insurance or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and others amount due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expenses, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve to realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section
4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act failure to act hereunder, except for its own gross negligence or willful misconduct.

          4.05   Performance by Lender of Borrower's Obligations. If the
                 -----------------------------------------------
Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

          4.06   Proceeds. If an Event of Default shall occur and be continuing,
                 --------
(a) all proceeds of Collateral receive by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          4.07  Remedies. If an Event of Default shall occur and be continuing,
                --------
the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the Lender's option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall resonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.04(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

          4.08  Limitation on Duties Regarding Presentation of Collateral. The
                ---------------------------------------------------------
Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          4.09  Powers Coupled with an Interest. All authorizations and agencies
                -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          4.10  Release of Security Interest. Upon termination of this Loan
                ----------------------------
Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

          SECTION 5  Conditions Precedent
                     --------------------

          5.01  Initial Advance. The agreement of the Lender to make the initial
                ---------------
Advance requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

          (a) Loan Agreement. The Lender shall have received this Loan
              --------------
     Agreement, executed and delivered by a duly authorized officer of the Borrower.

          (b) Note. The Lender shall have received the Note, conforming to
              ----
     the requirements hereof and executed by a duly authorized officer of the Borrower.

          (c) Custodial Agreement. The Lender shall have received the Custodial
              -------------------
     Agreement, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and the Custodian.

          (d) Securitization Letter. The Lender shall have received the
              ---------------------
     Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

          (e) Servicing Agreement(s); Blocked Account Agreement. The Lender
              -------------------------------------------------
     shall have received a Blocked Account Agreement from the Servicer, with the Servicing Agreement attached thereto. Such Blocked Account Agreement shall certify that the attached Servicing Agreement is a true, correct and complete copy of the original and that the Servicer consents to terminate such Servicing Agreement upon notification by the Lender of an occurrence of an Event of Default.

          (f)  Filings, Registrations, Recordings.  Any documents (including,
               ----------------------------------
     without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

          (g)  Corporate Proceedings. The Lender shall have received a
               ---------------------
     certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of (i) the articles of incorporation of each Loan Party, (ii) the by-laws of each Loan Party, and (iii) resolutions duly adopted by the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Loan Agreement, the Notes and the other Loan Documents to which it is a party, and the borrowings contemplated hereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B)as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of each Loan Party and authorized to execute any Notice of Borrowing, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender.

          (h)  Good Standing Certificates. The Lender shall have received
               --------------------------
     copies of certificates evidencing the good standing of the Borrower and the Guarantor respectively, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the State of California and the Secretary of State (or other appropriate authority) of the State of Delaware, respectively, and of each other jurisdiction where the ownership, lease or operation of property, or the conduct of business, requires the Borrower or the Guarantor to qualify as a foreign corporation, except where the failure to qualify would not have a Material Adverse Effect.

          (i)  Legal Opinions.  The Lender shall have received the executed
               --------------
     legal opinion of Brad A. Morrice, Esq., General Counsel of each Loan Party, addressing the matters set forth in the form attached hereto as Exhibit C,
                                                                     ---------
     dated the initial Funding Date and otherwise in form and substance acceptable to the Lender and covering such other matters incident to the transactions contemplated by this Loan Agreement as the Lender shall reasonably request.

          (j)  Fees and Expenses.  The Lender shall have received all fees and
               -----------------
     expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b).

          (k)  Financial Statements. The Lender shall have received the
               --------------------
     financial statements referenced in Section 6.01(a).

          (l)  Underwriting Guidelines.  The Lender and the Borrower shall have
               -----------------------
     agreed upon the Borrower's current Underwriting Guidelines for Mortgage Loans and the Lender shall have received a certified copy thereof.

          (m)  Consents, Licenses, Approvals, etc.  The Lender shall have
               -----------------------------------
     received copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

          (n)  Insurance.  The Lender shall have received evidence in form and
               ---------
     substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.03 hereof.

          (o)  Affiliate Guaranty.  The Lender shall have received the Affiliate
               ------------------
     Guaranty, duly executed by the Guarantor; and

          (p)  Other Documents.  The Lender shall have received such other
               ---------------
     documents as the Lender or its counsel may reasonably request.

          5.02 Initial and Subsequent Advances.  The making of each Advance to
               ------------------------------
the Borrower (including the initial Advance) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

          (a)  No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing.

          (b) Representations and Warranties.  Each representation and
              ------------------------------
     warranty made by the Borrower in Section 6 hereof and elsewhere in each of the Loan Documents, shall be true and correct on and as of the date of the making of such Advance (in the case of the representations and warranties in Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base on such date) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Borrower shall also be in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be so qualified should reasonably be expected to have a Material Adverse Effect.

          (c)  Borrowing Base.  The Aggregate outstanding principal amount of
               --------------
     the Advances shall not exceed the lesser of the Borrowing Base and the Maximum Credit.

          (d)  Notice of Borrowing and Pledge.  The Lender shall have received
               ------------------------------
     a Notice of Borrowing and Pledge and Mortgage Loan Schedule in accordance with Section 2.O3(a) hereof, appropriately completed.

          (e)  Trust Receipt: Exception Report. The Lender shall have received
               -------------------------------
     from the Custodian a Trust Receipt in respect of all Mortgage Loans to be pledged hereunder on such Business Day and a corresponding Exception Report, with Exceptions (as defined in the Custodial Agreement) in respect of such Mortgage Loans acceptable to the Lender in its sole discretion, in each case dated such Business Day and duly completed.

          (f)   Additional Matters. All corporate and other proceedings, and
                ------------------
all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          (g)   No Material Adverse Effect. There shall not have occurred one or
                --------------------------
more events that, in the reasonable judgment of the Lender, constitutes or should reasonably be expected to constitute a Material Adverse Effect.

          (h)   Additional Option. In the event that the Mortgage Loans to be
                -----------------
pledged would cause the aggregate outstanding principal balance of Mortgage Loans pledged secured by Mortgaged Property from any state to exceed 10% of the aggregate outstanding principal balance of Mortgage Loans pledged hereunder, then the Borrow shall, upon request by the Lender, deliver an opinion acceptable to the Lender from outside counsel in such state, substantially in the form of items #12 and 13 of Exhibit C.

          (i)   Due Diligence Review. Subject to the Lender's right to perform
                --------------------
one or more Due Diligence Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion.

          (j)   True Sale Opinion. With respect to any Mortgage Loan that was
                -----------------
funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Borrower, the Lender may, in its sole discretion, require the Borrower to provide evidence sufficient to satisfy the Lender that such Mortgage Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the Lender in its sole discretion, that such Mortgage Loan was acquired in a legal sale.

          SECTION 6 Representations and Warranties. As of the Effective Date and
                    ------------------------------
each Funding Date, Borrower represents and warrants to the Lender that:

          6.01  Financial Condition.
                -------------------

          (a) The audited consolidated balance sheet of each Loan Party and its respective consolidated Subsidiaries as at December 31, 1996, reported thereon by KPMG Peat Marwick, a copy of which has heretofore been furnished to the Lender, is complete and correct and presents fairly the consolidated financial condition of each Loan Party and its respective consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

          (b) Such financial statement, including the related schedules and notes thereto, has been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (c) Neither Loan Party, nor any of its respective consolidated Subsidiaries had, at the date of the financial statement referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.

          6.02  No Change. Since December 31, 1996, there has been no
                ---------
development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

          6.03  Corporate Existence: Compliance with Law. (a) The Borrower is a
                ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(c) Each Loan Party has the corporate power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own and operate its property, to lease the property it operates as lessee and to carry on its business as now being or as proposed to be conducted, (d) Each Loan Party is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify should be reasonably expected (either individually or in the aggregate) to have a Material Adverse Effect, and (e) Each Loan Party is in compliance in all material respects with all Requirements of Law.

          6.04  Corporate Power: Authorization; Enforceable Obligations.
                -------------------------------------------------------

          (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under each Loan Document to which it is a party, and to perform thereunder, and has taken all necessary corporate action to authorize the terms and conditions of each Loan Document to which it is a party, and the execution, delivery and performance thereof.

          (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the execution, delivery, performance, validity or enforceability of each Loan Document, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

          (c) Each Loan Document has been duly and validly executed and delivered by each Loan Party which is a party thereto, and constitutes, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.05  No Legal Bar. The execution, delivery and performance of each
                ------------
Loan Document which each Loan Party is a party thereto will not violate any Requirement of Law or Contractual Obligation of such Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or Imposition of any Lien (other than the Liens created hereunder) on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.06  No Material Litigation. There are no actions, suits,
                ----------------------
arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of either Loan Party, threatened against either Loan Party or any of its respective Subsidiaries or against any of its or their respective properties or revenues, other than those actions, suits, arbitrations, investigations or proceedings described on
Schedule 4 hereto, none of which should reasonably be expected to have a Material Adverse Effect.

          6.07 No Default. Neither Loan Party nor any of their respective
               ----------
Subsidiaries is in default under or with respect to any of their Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.08 Collateral: Collateral Security.
               -------------------------------

          (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Lender, and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of the Lender hereunder.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

          (c)   Upon (i) receipt by the Custodian of each Mortgage Note, and
(ii) the filing (to the extent such interest can be perfected by filing under the Uniform Commercial Code) of financing statements on Form UCC-l naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, in both instances, the security interests granted hereunder in the Collateral will constitute fully perfected first-priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral.

          6.09  Chief Executive Office. The Borrower's chief executive office on
                ----------------------
the Effective Date is located at 18400 Von Karman, Suite 1000, Irvine, California 92612. The Guarantor's chief executive office on the Effective Date is located at 18400 Von Karman, Suite 1000, Irvine, California 92612.

          6.10  Location of Books and Records. The location where the Borrower
                -----------------------------
keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

          6.11  No Burdensome Restrictions. No Requirement of Law or Contractual
                --------------------------
Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

          6.12  Taxes. Each of the Loan Parties and its respective Subsidiaries
                -----
has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by them and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax or assessment.

          6.13  Margin Regulations. No part of the proceeds of any Advances will
                ------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation G, T, U or X.

          6.14  Investment Company Act: Other Regulations. The Borrower is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

          6.15  Subsidiaries. All of the Subsidiaries of each Loan Party at the
                -----------
date hereof are listed on Schedule 3 to this Loan Agreement.

          6.16  Origination and Acquisition of Mortgage Loans. The Mortgage were
                ---------------------------------------------
originated or acquired by the Borrower, and the origination and collection practices used by the Borrower or Qualified Originator, if applicable, with respect to the Mortgage Loans have been, in all respects legal, proper, prudent and customary in the residential mortgage loan servicing business, and in accordance with the Underwriting Guidelines, except for the Initial Non-Conforming Mortgage Loans. With respect to Mortgage Loans acquired by the Borrower (other than Initial Non-Conforming Mortgage Loans) all such Mortgage Loans are in conformity with the Underwriting Guidelines.

          6.17  No Adverse Selection. The Borrower used no selection procedures
                --------------------
that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by the Borrower.

          6.18  Loan Party Solvent: Fraudulent Conveyance. As of the date
                -----------------------------------------
hereof and immediately after giving effect to each Advance, the fair value of the assets of each Loan Party is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extend required to be recorded as a liability on the financial statements of such Loan Party in accordance with GAAP) of such Loan Party and such Loan Party is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Neither Loan Party intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Loan Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Loan Party or any of its assets. Neither Loan Party is transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

          6.19  ERISA. Each Plan to which either Loan Party or its Subsidiaries
                -----
make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law.

          6.20  True and Complete Disclosure. The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf each Loan Party to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan

Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by or on behalf of any Loan Party to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of any Loan Party that, after due inquiry, should reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

          6.21  Relevant States. Schedule 5 sets forth all of the states or
                ---------------  ----------
other jurisdictions (the "Relevant States") in which the Borrower originates
                          ---------------
Mortgage Loans in its own name or through brokers on the date of this Loan Agreement.

          6.22  True Sales. Any Mortgage Loan funded in the name of or acquired
                ----------
by a Qualified Originator which is an Affiliate of the Borrower has been conveyed to the Borrower pursuant to a legal sale, and if so requested by the Lender, is covered by an opinion of counsel to that effect in form and substance acceptable to the Lender.

          SECTION 7  Covenants of the Borrower. The Borrower covenants and
                     -------------------------
agrees with the Lender that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

          7.01  Financial Statements. Each Loan Party shall deliver to the
                --------------------
Lender:

          (a)   as soon as available, but in any event not later than thirty
(30) days after the end of each calendar month, unaudited consolidated balance sheets of each Loan Party and its respective consolidated Subsidiaries as at the end of each such month and the related unaudited consolidated statements of income and cash flows of each Loan Party and its respective consolidated Subsidiaries for such month and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects and prepared in accordance with GAAP consistently applied;

          (b) if available, as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of each Loan Party and its respective consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and of cash flows for each Loan Party and its respective consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of each Loan Party, which certificate shall state that said consolidated financial statements fairly present the consolidated and consolidating financial condition and results of operations of each Loan Party and its respective Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Loan Party, the audited consolidated and consolidating balance sheets of each

Loan Party and its respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for each Loan Party and its respective consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of each Loan Party and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; and

          (d) from time to time such other information regarding the financial condition, operations, or business of each Loan Party and its respective Subsidiaries as the Lender may reasonably request.

          7.02  Existence, Etc. Each Loan Party and its respective Subsidiaries
                --------------
will:

          (a)   preserve and maintain its legal existence;

          (b) preserve and maintain all of its material rights, privileges, licenses and franchises;

          (c) comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act, the Real Estate Settlement Procedures Act and all environmental laws) if failure to comply with such requirements should reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; and


          (d) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

          7.03  Maintenance of Property: Insurance. The Borrower shall keep all
                ----------------------------------
property useful and necessary in its business in good working order and condition. Each Loan Party shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Lender in writing) and shall not reduce such coverage without the written consent of the Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

          7.04  Notices.
                -------

          (a)   The Borrower shall give notice to the Lender promptly:

          (i)   upon the Borrower becoming aware of, and in any event within one
     (1) Business Day after, the occurrence of any Default or Event of Default or any Event of Default or Default under any other material agreement of the Borrower;

          (ii) upon, and in any event within three (3) Business Days after, service of process on any Loan Party or its respective Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting any Loan Party or its respective Subsidiaries (a) that questions or challenges the validity or enforceability of any of the Loan Documents or (b) in which the amount in controversy exceeds $150,000;

          (iii) upon the Borrower becoming aware of any Material Adverse Effect or any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

          (iv) upon the Borrower becoming aware that the Mortgaged Property in respect of any Mortgage Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

          (v) upon the Borrower's receipt of any Payoff Proceeds of any Mortgage Loan, and in any event within one (1) Business Day after receipt thereof;

          (vi) of entry any of a judgment or decree against any Loan Party or its respective Subsidiaries in an amount in excess of $150,000.

Each notice pursuant to this Section 7.04(a) (other than 7.04(a)(v)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

          7.05  Other Information. The Borrower shall furnish to the Lender,
                -----------------
as soon as available, copies of any and all proxy statements, financial statements and reports which any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission, any Governmental Authority which supervises the issuance of securities by the Borrower.

          7.06  Further Identification of Collateral. The Borrower will furnish
                ------------------------------------
to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

          7.07  Mortgage Loan Determined to be Defective. Upon discovery by the
                ----------------------------------------
Borrower or the Lender of any breach of any representation or warranty listed on
Schedule 1 hereto appicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

          7.08  Monthly Reporting.
                -----------------

          (a) The Borrower shall deliver or cause to be delivered to the Lender, no later than seven (7) days after the last day of each calendar month, a monthly servicing report and Mortgage Loan Tape in a computer-readable format reasonably acceptable to the Lender, listing and setting forth such information in respect of, all Mortgage Loans as the Lender may reasonably request, including, without limitation, the outstanding principal balance and delinquency status of each such Mortgage Loan as at the last day of the prior calendar month, and shall provide to the Lender no later than seven (7) days after the last day of each calendar month, (i) all information delivered by the Servicer to the Borrower under the Servicing Agreement, (ii) a Remittance Report in the form attached hereto as

Exhibit I, (iii) if the Borrower and the Lender shall mutually agree (in
---------
accordance with Section 2.06 (b) hereof), a Borrowing Base Certificate in the form attached hereto as Exhibit H and (v) any other information as the Lender
                        ---------
shall reasonably request.

          (b) The Borrower shall deliver to the Lender, no later than seven (7) days after the last day of any calendar month in which the list of Relevant States listed on Schedule 5 is not complete, an updated complete copy of
Schedule 5.

          7.09  Financial Condition Covenants.
                -----------------------------

          (a)   Maintenance of Tangible Net Worth. The Borrower will at all
                ---------------------------------
times maintain Tangible Net Worth of not less than the greater of (i) $35,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) plus ninety
                                                                ----
percent (90%) of capital contributions made during such fiscal year plus fifty
                                                                    ----
percent (50%) of year-to-date net income.

          (b)   Maintenance of Ratio of Indebtedness to Tangible Net Worth.
                ----------------------------------------------------------
With respect to either Loan Party or its respective Subsidiaries, the ratio of Indebtedness to Tangible Net Worth shall not at any time be greater than 8:1.

          (c)   Maintenance of Liquidity. The Borrower will ensure that, as of
                ------------------------
the end of each calendar month, it will have Cash Equivalents in an amount of not less than $1,500,000.

          7.10  Borrowing Base Deficiency. If at any time there exists a
                -------------------------
Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

          7.11  Prohibition on Fundamental Changes. Neither Loan Party shall
                ----------------------------------
engage in any business activities or operations unrelated to mortgage banking or consumer finance, enter into any transaction of merger or consolidation in which it is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, except that either Loan Party may sell or otherwise dispose of property in the ordinary course of business, provided such sales do not include all or substantially all of the assets of such Loan Party.

          7.12  Limitation on Liens on Collateral. Each Loan Party shall defend
                ---------------------------------
the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and each Loan Party shall defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          7.13  Limitation on Sale or Other Disposition of Collateral. Neither
                -----------------------------------------------------
Loan Party shall lease, transfer, assign, sell or otherwise dispose of any Collateral without the prior written consent of the Lender.

          7.14  Limitation on Transactions with Affiliates. Neither Loan Party
                ------------------------------------------
nor their respective Subsidiaries shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Loan Agreement, (b) in the ordinary course of such Loan Party's business and (c) upon fair and reasonable terms no less favorable to such Loan Party, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.15  Underwriting Guidelines.  Without prior written consent of the
                -----------------------
Lender, the Borrower shall not amend or otherwise modify the Underwriting Guidelines.

          7.16  Limitations on Modifications; Waivers and Extensions of Mortgage
                ----------------------------------------------------------------
Loans.  The Borrower will not, nor will it permit or allow others to, amend,
-----
modify, terminate or waive any provision of any Mortgage Loan to which the Borrower is a party in any manner which should reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

          7.17  Servicing.  The Borrower shall not permit any Person other than
                ---------
the Servicer to service Mortgage Loans without the prior written consent of the Lender.

          7.18  Limitation on Distributions. After the occurrence and during the
                ---------------------------
continuation of any Event of Default, neither Loan Party shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Loan Party.

          7.19  Use of Proceeds. The Borrower will use the proceeds of the
                ---------------
Advances solely to originate, acquire, fund, manage and service Mortgage Loans.

          7.20  Restricted Payments. Neither Loan Party shall make any
                -------------------
Restricted Payments.

          SECTION 8   Events of Default.  Each of the following events shall
                      -----------------
constitute an event of default (as "Event of Default") hereunder:
                                    ----------------

          (a)   Borrower Default in the Payment of any Advance. The Borrower
                ----------------------------------------------
     shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

          (b)   Borrower Default in the Payment of Other Amount. Any Loan Party
                -----------------------------------------------
     shall default in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for three (3) Business Days; or

          (c)   Failure of Representation or Warranty. Any representation,
                -------------------------------------
     warranty or certification made or deemed made by the Borrower herein (other than those in Schedule 1 hereto) or by any Loan Party in any other Loan Document or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (d)   Default of Covenant. Any Loan Party shall:
                -------------------

                (i) fail to comply with the requirements of Section 7 hereof (other than Section 7.01, 7.02(b), 7.02(d), 7.03, or 7.08),

          (ii) fail to comply with the requirements of Sections 7.01, 7.02(b), 7.02(d), 7.03, or 7.08 and such default shall continue unremedied for a period of five (5) Business Days; or

          (iii) fail to observe or perform any other covenant, condition or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven
(7) Business Days; or

     (e)  Cross Default. Any Loan Party or its respective Subsidiaries shall:
          -------------

          (i) default in any payment of principal of or interest on any Indebtedness (other than the Advances) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is $200,000 or more; or

          (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Advances) or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or

          (iii)  permit any other event to occur or condition exist; or

          (iv) a default of any other agreement between either Loan Party or any of its respective Affiliates, on the one hand, and the Lender or any of its Affiliates on the other hand, which has not been waived by the Lender, the effect of which default or other event or condition is to cause, or give the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) the immediate right to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

     (f)  Unsatisfied Judgment. One or more judgments or decrees shall be
          --------------------
entered against either Loan Party or any of its respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $200,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (g)  Inability to Pay Debts. Either Loan Party shall admit in writing its
          ----------------------
inability to pay its debts as such debts become due; or

     (h)  Voluntary Bankruptcy Event. Either Loan Party or any of its respective
          --------------------------
Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (i) Involuntary Bankruptcy Event. A proceeding or case shall be
              ----------------------------
     commenced, without the application or consent of either Loan Party or any of its respective Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Loan Party or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Loan Party or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Loan Party or the Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (j) Termination of Loan Documents. The Custodial Agreement, or any
              -----------------------------
     other Loan Document, shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any party thereto; or

          (k) ERISA Default. (i) any Person shall engage in any "prohibited
              -------------
     transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (l) Material Adverse Effect. Any other event shall occur which, in the
              -----------------------
     sole good faith discretion of the Lender, may have a Material Adverse
     Effect;

          (m) Change of Control. Any Change of Control shall have occurred; or
              -----------------

          (n) Pre-Existing Condition. The discovery by the Lender during its
              ----------------------
     continuing due diligence of the Borrower of a condition or event which existed at or prior to the execution hereof and which the Lender, in its sole reasonable discretion, determines materially and adversely affects:
     (i) the condition (financial or otherwise) of the Borrower, its Subsidiaries or Affiliates; or

     (ii) the ability of either the Borrower or the Lender to fulfill its respective obligations under this Agreement; or

          (o) Other Liens. The Borrower shall grant, or suffer to exist, any
              -----------
     Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

          (p) Failure to Answer. The Lender shall reasonably request, specifying
              -----------------
     the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within three Business Days of such request.

          SECTION 9   Remedies Upon Default.
                      ---------------------

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Sections 8(h) or (i), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(h) or (i), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence of one or more Events of Default, and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Borrower shall be responsible for paying any fees of any Servicer resulting from the termination of a Service due to an Event of Default. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

          SECTION 10  No Duty of Lender. The powers conferred on the Lender
                      -----------------
hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          SECTION 11  Miscellaneous.
                      -------------

          11.01  Waiver. No failure on the part of the Lender to exercise and no
                 ------
delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            11.02  Notices. Except as otherwise expressly permitted by this Loan
                   -------
Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            11.03  Indemnification and Expenses.
                   ----------------------------

            (a) The Borrower agrees to hold the Lender and each of its officers, directors, agents and employees (each, an "Indemnified Party")
                                                     -----------------
harmless from and indemnify each Idemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, except, in each case, to the extent arising from such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any such Mortgage Loan, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel (including all fees and disbursements incurred in any action or proceeding between the Borrower and an Indemnified Party or between an Indemnified Party any third party relating hereto). The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the
Note is a recourse obligation of the Borrower.

            (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement as set forth in Section 11.16 hereof.

            11.04  Amendments. Except as otherwise expressly provided in this
                   ----------
Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

            11.05  Successors and Assigns. This Loan Agreement shall be binding
                   ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11.06  Survival. The obligations of the Borrower under Section 11.03
                   --------
hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

            11.07  Captions. The table of contents and captions and section
                   --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

            11.08  Counterparts. This Loan Agreement may be executed in any
                   ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

            11.09  GOVERNING LAW: ETC. THIS LOAN AGREEMENT SHALL BE GOVERNED BY
                   ------------------
THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

            11.10  SUBMISSION TO JURISDICTION: WAIVERS. THE BORROWER HEREBY
                   -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          11.11  WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER
                 --------------------
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.12  Acknowledgments.  The Borrower hereby acknowledges that:
                 ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c)    no joint venture exists between the Lender and the Borrower.

          11.13  Hypothecation and Pledge of Collateral.  The Lender shall have
                 --------------------------------------
free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypotecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any collateral delivered to the Lender by the Borrower.

          11.14  Assignments; Participations.
                 ---------------------------

          (a) The Borrower may assign any of its rights or obligations hereunder or under the Note with the prior written consent of the Lender. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any affiliate of the Lender all or any of its rights or obligations under this Loan Agreements and the other Loan Documents.

          (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating
                                                ------------
interests in any Advance, the Note, its commitment to make Advances,or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owning directly to it as a Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to
                       --------
such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all
                                            --------
Participants shall be entitled to received no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.


          (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender.

          11.15  Servicing.
                 ---------

         (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted customary and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides for Mortgage Loans which it owns ("Accepted Servicing
                                                         ------------------
Practices"). In the event that the preceding language is interpreted as
---------
constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earlier of (i) an Event of Default, or (ii) the Termination Date.

         (b) The Borrower agrees that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing
                                                                ---------
Records"), and (ii) the Borrower grants
-------
the Lender a security interest in all of the Borrower's rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

          (c) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of such Mortgage Loan except with prior written consent of the Lender, and the Borrower will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement; provided, that the Borrower may enter into forbearance agreements or plans with Mortgagors consistent with its collection activities as servicer of the Mortgage Loans and in conformity with Accepted Servicing Practices.

          (d) The Borrower shall permit the Lender to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

          11.16  Periodic Due Diligence Review. The Borrower acknowledges that
                 -----------------------------
the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower (which prior notice shall not be required after the occurrence and during the continuation of a Default), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender may make Advances to the Borrower based solely upon the information provided by the Borrower to Lender and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. In addition, the Lender has the right to perform continuing Due Diligence Reviews of the Borrower, the Guarantor, and their respective Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.16, shall be paid for as agreed by such parties.

          11.17  Set-Off. In addition to any rights and remedies of the Lender
                 -------
provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and deposits (general or special, time or demand, provisional or final), in any all currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the
            --------
validity of such set-off and application.

                           [SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                   BORROWER
                                   --------

                                   NEW CENTURY MORTGAGE CORPORATION


                                   By _______________________________
                                      Name:
                                      Title:


                                   Address for Notices:
                                   -------------------

                                   New Century Mortgage Corporation
                                   18400 Von Karman
                                   Suite 1000
                                   Irvine, California 92612


                                   Attention: _______________________
                                   Telecopier No.: (714) 440-7033
                                   Telephone No.:  (714) 440-7030


                                   LENDER
                                   ------

                                   GREENWICH CAPITAL FINANCIAL
                                   PRODUCTS, INC.

                                   By /s/ Peter McMullin
                                     --------------------------------
                                     Name:  Peter McMullin
                                     Title: Vice President


                                   Address for Notices:
                                   -------------------

                                   600 Steamboat Road
                                   Greenwich, Connecticut 06830
                                   Attention: Joseph Bartolotta
                                   Telecopier No.: (203) 629-2666
                                   Telephone No.:  (203) 625-6675

                                   With a copy to:

                                   Attention: General Counsel
                                   Telecopier No.: (203) 629-5718
                                   Telephone No.:  (203) 625-2700

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                   BORROWER
                                   --------

                                   NEW CENTURY MORTGAGE CORPORATION

                                   By /s/ Brad A. Morrice
                                      -----------------------------
                                      Name:    Brad A. Morrice
                                      Title:   Chief Executive Officer

                                   Address for Notices:
                                   -------------------

                                   New Century Mortgage Corporation
                                   18400 Von Karman
                                   Suite 1000
                                   Irvine, California 92612

                                   Attention: /s/ Brad A. Morrice
                                              ----------------------
                                   Telecopier No.: (714) 440-7033
                                   Telephone No.:  (714) 440-7030

                                   LENDER
                                   ------

                                   GREENWICH CAPITAL FINANCIAL
                                   PRODUCTS, INC.

                                   By _______________________________
                                      Name:
                                      Title:

                                   Address for Notices:
                                   -------------------

                                   600 Steamboat Road
                                   Greenwich, Connecticut 06830
                                   Attention:  Joseph Bartolotta
                                   Telecopier No.: (2O3) 629-2666
                                   Telephone No.:  (203) 625-6675

                                   With a copy to:

                                   Attention: General Counsel
                                   Telecopier No.: (203) 629-5718
                                   Telephone  No.: (203) 625-2700

                                                                      SCHEDULE 1

               REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS


                        Part I. Eligible Mortgage Loans
                                -----------------------

          As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender on and as of such Funding Date and at all times thereafter while such Mortgage Loan is included in the Borrowing Base (with respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Loan shall be assigned a Collateral Value in accordance with the definition thereof in the Loan Agreement):

          (a)  Mortgage Loans as Described. The information set forth in the
               ---------------------------
Mortgage Loan Schedule accompanying the related Notice of Borrowing and Pledge is true and correct;

          (b)  Payments Current. On the applicable Funding Date, and all other
               ----------------
times:

               (i) such Mortgage Loan (other than a Subsequent Non-Conforming Mortgage Loan) is not thirty (30) days or more past due in respect of the first Monthly Payment; provided that, under no circumstances shall any Non-Conforming Mortgage Loan be thirty (30) days or more past due in respect of the first Monthly Payment as of the applicable Funding Date.

               (ii) such Mortgage Loan (other than a Subsequent Non-Conforming Mortgage Loan) is not fifty-nine (59) days or more delinquent in respect of any Monthly Payment.

          (c)  No Outstanding Charges. There are no defaults in complying with
               ----------------------
the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                                  Schedule 1

          (d)  Original Terms Unmodified. The terms of the Mortgage Note and
               -------------------------
Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Lender and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an asssumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

          (e)  No Defenses. The Mortgage Loan is not subject to any right of
               -----------
rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of recission, set-off, counterclaim or defense has been asserted with respect thereto; and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all
               ----------------
buildings or other improvements upon the Mortgaged Property are insured by an insurer who meets Fannie Mae and/or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the Underwriting Guidelines. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was required by federal regulation and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All individual insurance policies contain a standard mortgagee clause naming the loan originator or the Borrower and its respective successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominum, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Lender upon the consummation of the transactions contemplated by this Loan Agreement. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by an attorney, firm or other person or entity and no such unlawful items have been received, retained or realized by the Borrower;

                                  Schedule 1

          (g)  Compliance with Applicable Laws. Any and all requirements of any
               -------------------------------
federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, the consummation by Borrower of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain in its possession, available for the Lender's inspection, to the extent required by law, and shall deliver to the Lender upon demand, evidence of compliance with all such requirements;

          (h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied,
               ---------------------------
canceled, subordinated (other than, if a Second Lien Mortgage Loan, as expressly set forth in paragraph (j) of this Schedule 1) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination (other than, if a Second Lien Mortgage Loan, in connection with the first lien referenced in paragraph
(j) of this Schedule 1) or rescission. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any acting or inaction by the Mortgagor;

          (i)  Location and Type of Mortgaged Property. The Mortgaged Property
               ---------------------------------------
is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

          (j)  Valid First or Second Lien. The Mortgage is a valid, subsisting,
               --------------------------
enforceable, and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and the Borrower has full right to sell and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a

                                  Schedule 1
                                       3
mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (k)  Validity of Mortgage Documents. The Mortgage Note, the Mortgage
               ------------------------------
and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage, and any other such related agreement have been duly and properly executed by such parties. The Borrower has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the acccuracy of the representations set forth herein;

          (l)  Full Disbursement of Proceeds. The proceeds of the Mortgage Loan
               -----------------------------
have been fully disbursed and there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m)  Ownership. The Borrower is the sole owner of record and holder
               ---------
of the Mortgage Loan; the Mortgage Loan is not assigned or pledged (other than as contemplated under the Loan Agreement), and the Borrower has good indefeasible and marketable title thereto, and has full right to transfer and pledge the Mortgage Loan therein to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge and assign each Mortgage Loan pursuant to this Loan Agreement;

          (n)  Doing Business. All parties which have had any interest in the
               --------------
Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) a federal savings and loan association, savings bank or a national bank having its principal office in such state, or (D) not doing business in such state;

          (o)  LTV. As of the date of origination of the Mortgage Loan, the LTV
               ---
and CLTV are as identified in the applicable Mortgage Loan Schedule;

          (p)  Title Insurance. The Mortgage Loan is covered by a limited
               ---------------
liability lender's title insurance policy or such other form of policy of insurance acceptable to Fannie Mae or Freddie Mac for loans similar to the Mortgage Loans issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the priority of its lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) above. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Immediately prior to the sale of the Mortgage Loan to the Lender under the terms of this Loan Agreement, the Borrower, its successors

                                  Schedule 1
                                       4
and assigns were the sole insureds of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Borrower, has done, by act or omission, anything which should reasonably be expected to impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other persons or entity, and no such unlawful items have been received, retained or realized by the Company;

          (q)  First Lien Consent. With respect to each Mortgage Loan which is a
               ------------------
Second Lien Mortgage Loan if the related First Lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such First Lien that could result upon application of such negative amortization feature;

          (r)  No Defaults; Right to Cure; No Failure to Cure. If a First Lien
               ----------------------------------------------
Mortgage Loan, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (other than those payment delinquencies permitted by paragraph (a) of this Schedule 1), and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. If a Second Lien Mortgage Loan, (a) to the best of the Borrower's knowledge the First Lien is in full force and effect,
(b) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related-mortgage note, and (c) there has occurred no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder acceleration (other than those payment delinquencies permitted by paragraph (a) of this Schedule 1). If a Second Lien Mortgage Loan, either (i) the First Lien mortgage contains a provision which allows or (ii) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default under the First Lien mortgage, and the Borrower has not received notice of any such default which has not been cured;

          (s)  No Mechanics' Liens. There are no mechanics' or similar liens or
               -------------------
claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (t)  Location of Improvements; No Encroachments. All improvements
               ------------------------------------------
which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (u)  Origination; Payment Terms. Principal payments on the Mortgage
               --------------------------
Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified

                                  Schedule 1
                                       5
and contain no untrue statement of material fact or omit to state a material fact required to be stated therein. The Mortgage Note has the terms identified in the applicable Mortgage Loan Schedule;

              (v) Customary Provisions. The Mortgage Note has a stated maturity.
                  --------------------
The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and marketable title to the the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

              (w) Conformance with Underwriting Guidelines. The Mortgage Loan
                  ----------------------------------------
was underwritten in accordance with, and the Mortgage Loan and Mortgaged Property conform to, the Borrower's applicable Underwriting Guidelines;

              (x) Occupancy of the Mortgaged Property. The Mortgaged Property is
                  -----------------------------------
lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except to the extent the Mortgaged Property is non-owner occupied as permitted by the Underwriting Guidelines, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

              (y) No Additional Collateral. The Mortgage Note is not and has not
                  ------------------------
been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

              (z) Deeds of Trust.  In the event the Mortgage constitutes a deed
                  --------------
of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Lenders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (aa) Acceptable Investment.  No specific circumstances or
                   ---------------------
conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans;

              (bb) Delivery of Mortgage Documents.  The Mortgage Note, the
                   ------------------------------
Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by

                                  Schedule 1
the Borrower under the Custodial Agreement have been delivered to the Custodian at or prior to the time specified for delivery in the Custodial Agreement.

              (cc) Assignment of Mortgage.  The Assignment of Mortgage is in
                   ----------------------
recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

              (dd) Due on Sale.  The Mortgage contains an enforceable provision
                   -----------
for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

              (ee) No Buydown Provisions: No Graduated Payments or Contingent
                   ----------------------------------------------------------
Interests.  The Mortgage Loan does not contain provisions pursuant to which
---------
Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

              (ff) Consolidation of Future Advances. Any future advances made
                   --------------------------------
after origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence satisfying paragraph (p) above. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

              (gg) Mortgaged Property Undamaged: Condemnation. The Mortgaged
                   ------------------------------------------
Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other caualty so as to adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings in the future;

              (hh) Collection Practices; Escrow Deposits.  The origination and
                   -------------------------------------
collection practices used with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and consistent with industry standards for mortgage loans of the same type as the Mortgage Loan. With respect to escrow deposits and Escrow Payments, if any, in the case of Second Lien Mortgage Loans to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, all such payments are in the possession of, or under control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments, if any, have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, any escrow that has been established is in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments

                                  Schedule I
due the Borrower have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

              (ii) Appraisal.  The Mortgage File contains an appraisal of the
                   ---------
related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, as in effect on the date the Mortgage Loan was originated;

              (jj) Soldiers' and Sailors' Relief Act. The Mortgagor has not
                   ---------------------------------
notified the Borrower, and the Borrower has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

              (kk) Environmental Matters.  To the Borrower's actual knowledge,
                   ---------------------
the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

              (ll) Construction or Rehabilitation of Mortgaged Property.  No
                   ----------------------------------------------------
Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

              (mm) Ground Lease.  With respect to each ground lease to which the
                   ------------
Mortgaged Property is subject (a "Ground Lease"): the Mortgagor is the owner of
                                  ------------
a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

              (nn) No Defense to Insurance Coverage.  No action has been taken
                   --------------------------------
or failed to be taken, no event has occurred and no state of facts exists or has existed (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable pool policy, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), whether arising out of actions, representations, errors,, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such insurance or coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer or under any such insurance policy, or for any other mason under such

                                  Schedule I
coverage, but not including the failure of the insurer to pay by reason of the insurer's breach of the insurance policy or the insurer's financial inability to pay. In connection with the placement of any insurance or coverage, no commission, fee or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director or employee had a financial interest at the time of placement of such insurance;

              (oo) Value of Mortgage Property.  The Borrower has no knowledge of
                   --------------------------
any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower that the Mortgage Loans originated by the Borrower generally;

              (pp) Section 32 Mortgage; Overages.  The Borrower has provided
                   -----------------------------
the related Mortgagor with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z. The Borrower has not made or caused to be made any payment in the nature of an "overage" or "yield spread premium" to a mortgage broker or like Person which has not been fully disclosed to the Mortgagor;


                             Part II Defined Terms
                                     -------------

              In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Schedule 1:

              "Appraised Value" shall mean the value set forth in an appraisal
               ---------------
made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

              "Assignment of Mortgage" shall mean an assignment of the Mortgage,
               ----------------------
notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

              "Combined LTV or CLTV" shall mean with respect to any Mortgage
               --------------------
Loan, the ratio of (a) the Par Amount, as of the date of calculation, of (i) the Mortgage Loan plus (ii) the Mortgage Loan constituting the First Lien to (b) the
              ----
Appraisal Value of the Mortgaged Property.

              "Due Date" means the day of the month on which the Monthly Payment
               --------
is due on a Mortgage Loan, exclusive of any days of grace.

              "Escrow Payments" shall mean with respect to any Mortgage Loan,
               ---------------
the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

              "First Lien" shall mean with respect to each Mortgaged Property,
               ----------
the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

                                  Schedule 1

              "Loan-to-Value Ratio" or "LTV" shall mean with respect to any
               ----------------------------
Mortgage Loan, the ratio of (a) the Par Amount of the Mortgage Loan as of the date of origination (unless otherwise indicated) to (b) the Appraisal Value of the Mortgaged Property or if the Mortgage Loan was made in connection with the purchase of the related Mortgaged Property, the lesser of the Appraised Value and the sales price of such property.

              "Stated Principal Balance" shall mean as to each Mortgage Loan,
               ------------------------
the principal balance of the Mortgage Loan at the date of determination.

                                  Schedule 1
                                      10